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                                                                   EXHIBIT 10.33


                                    CONTRACT



CONTRACT                    CONTRACT #  ACE/GDM/01

between               PRIME CONTRACT: DAAB07-94-D-AO10

VIASAT, INCORPORATED        PRIORITY RATING  DO-A7
2290 Cosmos Court
Carlsbad, CA. 92009-1585    SECURITY CLASSIFICATION UNCLASSIFIED

                            CONTRACT DATE OCT 18TH 1995
and
                            TERMS SEE EXHIBITS

SPECTRAGRAPHICS CORP        RESALE TAX PERMIT # SRFBB 25 - 818208
9707 Waples St.              X  FOR RESALE       NOT FOR RESALE
San Diego, CA 92121         ---              ---

                            QUALITY REQUIREMENTS See exhibits

                            TYPE OF INSPECTION _______________________
                            X VIASAT       GOV'T       OTHER
                             Source        Source      Source



                           VICE-PRESIDENT ADMINISTRATION

                           /s/ Gregory Monahan
                           -------------------------------------------
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                                   VIASAT INC.
                              FIXED PRICE CONTRACT

This FIXED PRICE CONTRACT is entered into as of October 18th 1995, between ViaSat Incorporated, a California corporation having its principal offices at 2290 Cosmos Ct, Carlsbad, California 92009-1585 (hereinafter referred to as "the Buyer" or "ViaSat") and SPECTRAGRAPHICS with its principal offices located at 9707 Waples Street, San Diego CA 92121, (hereinafter referred to as "the Seller" or "SPECTRAGRAPHICS").

                                 WITNESSETH THAT

In consideration of the mutual promises, covenants, and agreements herein set forth, the Parties agree that the Seller shall furnish and deliver to the Buyer all the supplies, and perform all the services set forth in this contract, for the consideration stated herein. The rights and obligations of the Parties to this contract shall be subject to, and governed by, the following Schedule, and the General Provisions of Purchase and other documents or specifications attached hereto or referenced herein.

                                    SCHEDULE

ARTICLE I - SCOPE OF WORK

A. The Seller, as an independent contractor and not as an agent of the Buyer, shall, in the necessary personnel, material, and facilities, do all things necessary or incidental to the furnishing and delivery to the Buyer of the goods and services set forth in EXHIBIT A, attached hereto and incorporated by reference herein, all in accordance with the specifications and other requirements applicable thereto and referred to in EXHIBITS B, C, D and E, attached hereto and incorporated by reference herein. Buyer also reserves the right to exercise options as specified in EXHIBIT C.

B. ViaSat Inc. has been issued a contract by Magnavox, which is in support of their prime contract with the U.S. Government, contract number DAAB07-94-D-A010 (hereinafter referred to as the "Prime Contract") which carries a DPAS rating:
DO-A7. ViaSat is relying on the Seller's agreement as set forth in this contract, and on Seller's performance of same by timely delivery and performance as part of the basis on which ViaSat intends to fulfill it's obligations. It is understood that the Seller's goods and services will be utilized by ViaSat in performance of it's obligations, and that ViaSat will be unable to meet its obligation to Magnavox, and ultimately the Prime Contract, unless Seller performs its agreement in a timely manner, as set forth in this contract.

ARTICLE II - PERFORMANCE AND DELIVERY SCHEDULE

A. Time is of the essence in the Seller's performance of this contract. The Seller shall deliver the goods and services required to be delivered to the Buyer in accordance with the delivery schedule referenced in EXHIBIT D. In order to assist Seller with the production start-up, Buyer shall provide Seller with all material needed by Seller to support the initial deliveries. This comprises 200 sets of material, plus some additional quantities of passive components on tape and reel. Upon award of this contract, all of this material shall be acquired by SPECTRAGRAPHICS, at a price not to exceed SPECTRAGRAPHICS' budgeted cost of that material, as defined in the SPECTRAGRAPHICS detailed quotation
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dated May 11th 1995 and later revised on July 18th 1995. At the time of contract signing, Seller shall issue a purchase order to Buyer for this material at the prices stated, and Buyer shall deliver said material promptly to Seller.

B. Seller shall, as a material part of this contract, install at Seller's place of business, and at Seller's expense, either a GenRad 228X or an HP 3070 testing device for the purpose of performing In-Circuit Test (ICT) operations as described in Exhibits A and C, within 120 days of contract signing. Until that test device is in place and operational, and upon contract signing, Seller shall use Seller's existing Fairchild 333 testing device (Fairchild) and procure ICT fixtures and software for use with that device, at Seller's expense.

ARTICLE III - PLACE OF INSPECTION AND ACCEPTANCE

Notwithstanding any prior preliminary inspection and/or acceptance, final inspection and Acceptance of all goods and services shall be made at ViaSat's place of business, as part of a complete system test and inspection program.

Acceptance of goods will incorporate Source Inspection activities by ViaSat QA representatives, which will occur at SPECTRAGRAPHICS' place of business, using SPECTRAGRAPHICS' inspection devices, equipment and services, as required by ViaSat. SPECTRAGRAPHICS will promptly develop and publish an In-circuit Test Procedure (ITP), which will outline SPECTRAGRAPHICS' testing procedures for the goods referenced in Exhibit A. This ITP will be used by SPECTRAGRAPHICS personnel in performance of this contract, and may be used for source inspection activities.

Acceptance of any goods or services shall not be deemed a waiver of any subsequent acceptance rights or warranties, express of implied, or any other rights under this contract. Acceptance of the fixtures and ICT software described in Exhibit A shall take place at Spectragraphics' place of business when the fixtures are complete. At that time, ownership of the fixtures and the software shall transfer to Buyer but remain in Seller's possession until further notice.

ARTICLE IV - CONSIDERATION AND PAYMENT

The Buyer shall, upon submission of proper invoices or vouchers and subject to any funding limitation, withholding, or set-off provisions contained herein, pay the Seller a fixed price of $1,116.16 PER SET OF CCAs, according to the pricing schedules and payment terms set out in EXHIBIT C. Payments shall only be made upon delivery and acceptance of COMPLETE SETS of CCAs. In computing discount time, if any, such time shall commence upon Buyer's receipt of proper invoice or acceptance of items delivered, whichever is later.

ARTICLE V - SUBMISSION OF INVOICES

Original invoices for payments hereunder shall be submitted to the following address:

        ViaSat, Inc.
        2290 Cosmos Court
        Carlsbad, CA 92009-1585
        Attention: Andrew Eccles, Purchasing Manager
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ARTICLE VI - PACKAGING AND DELIVERY

Unless otherwise specified in the applicable Specification(s) or Statement of Work, packaging and packing of all items for delivery shall be in accordance with good commercial practice and adequate to assure safe arrival at destination. In addition, any and all packaging materials used must not be made from or contain any Class I Ozone Depleting Chemicals. Buyer retains the right to disallow the use of certain other packaging materials, if such materials cause an unacceptable environmental hazard.

The delivery point of all items to be delivered by Seller hereunder shall be FOB destination and, unless the Seller is notified to the contrary, shall be marked for delivery to:

           ViaSat, Inc.
           2290 Cosmos Court
           Carlsbad, CA 92009-1585

ARTICLE VII - CONFIDENTIALITY OF BUYER'S DESIGN

Seller recognizes that the Buyer will provide proprietary design information to the Seller prior to and during the performance of this contract. The Seller agrees to protect and hold confidential all such information in the manner specified herein, and treat all CCAs developed from this proprietary design information as ViaSat proprietary. Inclusion of this article shall not invalidate any Non-Disclosure Agreement (NDA) already executed and in force between Buyer and Seller.

ARTICLE VIII - REPORTS

The Seller shall furnish Reports, Data and other Documentation as set forth in
Article XXVIII and referenced in exhibits A and B. Seller shall also furnish to Buyer reports received from suppliers.

ARTICLE IX - DIRECTED SOURCES

In developing this design, Buyer has worked closely with the supplier referenced below and incurred significant NRE costs during the design phase. In order to offset these costs and avoid further NRE charges, Buyer directs Seller to purchase the following part numbers from this supplier, providing that supplier's pricing is less than or equal to Spectragraphics budgeted cost:

                 PART NUMBERS            SUPPLIER:
                 PWB-002553-0000         Cirtech, Inc.
                 PWB-002555-0000         250 E. Emerson Ave.
                 PWB-002557-0000         Orange, CA 92665

ARTICLE X - PRIORITY RATING

This is a rated Contract certified for national defense use. THE DPAS RATING IS DO-A7 Seller shall comply with the provisions of the Defense Priorities and Allocations System (DPAS) regulation (15 CFR 700), including providing written notice of acceptance or rejection of this Contract within 10 workdays after receipt of Contract.
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ARTICLE XI - CONTRACT MANAGEMENT

A. The Buyer's Vice President of Administration is designated on the cover sheet hereof. The Buyer may, by written notice to Seller, change such designation.

B. No provision of this Contract may be waived or changed, except in writing signed by Buyer's Vice President of Administration. No request, notice, authorization, direction or order received by the Seller shall be binding upon either the Seller or Buyer, or serve as the basis for a change in the Contract cost, fixed fee or any other provision of this Subcontract, unless it was issued in writing by the Buyer's Vice President of Administration. Designations of authorized representatives shall be in writing and signed by the Vice President of Administration. A copy of each such designation, and of each modification or cancellation thereof, shall be furnished to the Seller. The Seller shall immediately notify, in writing, the Vice President of Administration whenever a change request has been received from a representative of Buyer other than the Vice President of Administration that would affect the terms and conditions, cost and performances schedule of this Contract.

C. The Buyer's Vice President of Administration may designate a representative to act as administrative representative under this Contract. Such representative, if appointed, shall be designated elsewhere in this Contract or in a letter from the Vice President of Administration to the Seller. The administrative representative shall represent the Vice President of Administration in certain phases of the work; however, such representative shall not be authorized to change any of the terms and conditions or cost or fee of this Contract and is not an authorized representative within the meaning of paragraph B of this Article.

ARTICLE XII - FIXED PRICE CONTRACT

This is a Fixed Price Contract. Prices for each deliverable item will remain fixed at the amounts shown in EXHIBIT C, unless both parties agree to a price change for some substantial reason. Provisions for initiating changes to pricing are set out in Article XXVIII.

ARTICLE XIII - RELEASE OF NEWS INFORMATION

No news releases, including photographs and films, public announcements, or confirmation of same, on any part of the subject matter of this contract or any phase of any program hereunder shall be made by Seller or Seller's subcontractors without the prior written consent of the Buyer.

ARTICLE XIV - ORDER OF PRECEDENCE

Any inconsistency in this contract shall be resolved by giving precedence in the following order: (a) the Schedule; (b) the General Provisions; (c) other attachments to the Schedule.
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ARTICLE XV - RESIDENT REPRESENTATIVES AND VISITS BY GOVERNMENT PERSONNEL

A. Buyer reserves the right to assign Representatives on an itinerant or resident basis at Seller's facilities or those of lower-tier subcontractors, for the purpose of maintaining surveillance activities, including the right to witness any or all tests performed as part of the requirements of this contract. Seller shall provide Buyer's Representatives with reasonable facilities and equipment, and unescorted free access to all areas essential to the proper conduct of the aforementioned activity throughout all phases of engineering, manufacturing, testing, packaging, and shipping. In addition, the Seller agrees to make available to Buyer's Representatives pertinent planning, status, and forecast information and such other technical and management reporting information as may be necessary for the Representatives to carry out their responsibilities.

B. Seller agrees, upon request of Buyer, to allow Buyer's customer or the Government's Contracting Officer under the Prime Contract, or his/her authorized representatives, to visit Seller's facilities to review progress and witness testing pertaining to the requirements of this Subcontract.

C. Seller further agrees to insert and require its Subcontractor to insert, the substance of this Article, including this paragraph, in each lower-tier subcontract hereunder.

ARTICLE XVI - PLACE OF PERFORMANCE

The Seller shall perform the work under this contract at its facilities located at 9707 Waples Street, California 92121 and at such other locations as may be approved in writing by Buyer in advance of starting performance.

ARTICLE XVII - WARRANTY

Seller shall warrant the goods referenced in Exhibit A in accordance with the provisions in Exhibit E, Section 15.

ARTICLE XVIII - SPECIAL TEST EQUIPMENT/SPECIAL TOOLING

This Article is not applicable to this contract iteration and is intentionally left blank at this time.

ARTICLE XIX - GENERAL PROVISIONS

The Buyer's Terms and Conditions of Purchase, contract clauses (FFP Type), dated 1/1/93, and referenced in EXHIBIT E, attached hereto and incorporated herein by reference, apply to this contract.

ARTICLE XX - CERTIFICATIONS AND REPRESENTATIONS

All written certifications, proposals and representations which Seller has submitted to Buyer in connection with the award of this contract have been relied upon by Buyer in issuing this contract. Seller agrees to advise Buyer promptly, and in writing, should there
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be any change in Seller's status with respect to the matters covered by such representations and certifications.

ARTICLE XXI - KEY PERSONNEL

The following personnel are identified as key personnel, important to the successful performance of the work under this contract:

       Boann Garry            Account Manager
       Mark Whellan           Director, Quality
       John Crankshaw         Test Engineer.

The Seller agrees to assign these employees to the performance of the work. Whenever, for any reason, one or more of the aforementioned employees is unavailable for assignment for work under this contract, the Seller shall replace such employee with a person of comparable ability acceptable to Buyer. The Seller shall inform the Buyer in writing, in advance, whenever such a change is necessary.

ARTICLE XXII - COST ACCOUNTING STANDARDS

Seller certifies that Seller is exempt from the Cost Accounting Standards provision referenced in the FAR.

ARTICLE XXIII - NOTICE OF DELAY, OBSOLESCENCE OR RECALL

In addition to its obligations herein with respect to notice of labor disputes, whenever any other actual or potential event is delaying or threatening to delay delivery of goods or performance of the services under this contract, Seller shall give Buyer immediate written notice thereof. In the event of a component becoming obsolete, or a component production lot being recalled by a manufacturer, Seller shall give Buyer immediate written notice thereof. In either of these cases, Buyer and Seller shall determine a timely course of action and make a change to the contract as provided for in Article XXVIII.

ARTICLE XXIV - PRODUCTION RELEASES AND RELEASE OF SELLER'S
FINANCIAL RECORDS

A. Buyer will authorize Seller to proceed with this contract in three separate releases. Each release will cover 1,000 sets of EMUT CCAs, and will be dependant upon Seller's continued good performance in terms of product quality and timely deliveries. In addition, each release will be governed by Seller's financial condition during the preceding period. The first release will be automatically authorized upon signing of this contract. Releases 2 and 3 will be authorized no later than 30 days prior to the expiration of the previous release, depending upon the performance factors mentioned in this paragraph. The form of releases 2 and 3 will be a letter written in accordance with Article XXV and issued by Buyer's authorized representative as defined in Article XI.

B. Seller will provide to Buyer, the following monthly financial reports for the entire Spectragraphics Corporation, each month for the duration of the contract.
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          Current month's balance sheet
          Current month's Income statement
          Current month's Cash Flow statement

If this data is normally contained within a standard shareholder's financial report, such a report is acceptable in lieu. In addition, Seller will provide to Buyer, Seller's audited quarterly financial reports as they are issued for the same duration.

C. Seller will inform Buyer of each significant event, management decision or other factor which will have a significant effect on the financial condition of the company as such event, decision or factor becomes known. At a minimum, Seller will disclose to buyer all extraordinary items in the aforementioned financial data as if Buyer were a shareholder of Spectragraphics Corporation.

D. If, in Buyer's sole opinion, Seller does not perform adequately in any of the provisions mentioned in paragraph A, Buyer retains the right to terminate this contract as provided for in FAR 52.249-2 and as referenced in the subcontract clauses attached to this contract.

ARTICLE XXV - NOTICES

Any notice, consent, demand, or request required or permitted by this contract shall be in writing and shall be deemed to have been sufficiently given when personally delivered, properly sent by FAX or Email, or deposited in the United States mail postage prepaid, addressed as follows:

If to SPECTRAGRAPHICS:      SPECTRAGRAPHICS
                            9707 Waples Street
                            San Diego, CA 92121

If to ViaSat:               ViaSat Incorporated
                            2290 Cosmos Court
                            Carlsbad, CA 92009-1585

ARTICLE XXVI - FUNDS ALLOCATED TO SUBCONTRACT

The Prime contract has been fully funded and this Article is therefore not applicable.

ARTICLE XXVII - NOT TO EXCEED COST AGREEMENT

Prior to the issuance of a change order under this contract, the Buyer may solicit from the Seller written agreement as to the maximum (in the case of an increase) adjustments to be made in-the estimated cost and fixed fee, or in the delivery schedule (or time of performance), by reason of the change. The Buyer may also solicit such agreement on limitations on the adjustments, to any other provisions of the contract which may be subject to equitable adjustments by reason of the change. Any such written agreement shall then be cited in the change order, and upon its issuance shall be a binding part of the contract. In no event shall the definitive equitable adjustment exceed the delivery schedule (or time of performance, or cost or fixed fee) adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established. Except with respect thereto, nothing contained herein shall affect the rights of the parties to an equitable adjustment by reason of the change, pursuant to the Changes clause of the General Provisions hereof.
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ARTICLE XXVIII - CHANGES

Due to the nature of the final product, and the way in which it is likely to be used by the end customer, design, schedule and other changes are likely to occur on multiple occasions throughout the life of the contract. In the event of any such changes, ViaSat will authorize SPECTRAGRAPHICS to collect information on change implementation in writing and, relying on this information, ViaSat will determine the effectivity of all such changes. Such changes will require SPECTRAGRAPHICS to provide assistance to ViaSat:

        A) By using its best efforts to cancel component orders for discontinued components, and

        B) By suggesting implementation methods which will result in least-cost conformance, and

        C) By using its best efforts to implement the change within the timeframe stated in every such instance.

If a change is proposed by either party, SPECTRAGRAPHICS will provide ViaSat with a written report, hereinafter referred to as the Implementation Cost Report, (or ICR) showing the implementation cost of such change, breaking out all material, labor and overhead charges, and certifying the accuracy of such report. ViaSat retains the right to audit any such reports at any time during the execution of the contract. No statement or requirement in this article shall waive or supersede any other rights of the Buyer. In the event of any conflicts with FAR or DFAR, those regulations shall have precedence over any requirement in this article.

In the event that a change results in a change in price, Seller shall provide a written report to Buyer, stating the reasons for the change in price. This report shall be different and separate from the ICR, and shall be confined to the unit costs and subsequent unit prices of ongoing production. Seller shall adhere to the provisions contained in Articles XIX, and XXXVII. If and when Seller and Buyer agree on the details of any proposed change, Buyer shall notify Seller of this agreement in writing, and the record of this change shall become a permanent part of this contract.

ARTICLE XXIX - DESIGN ACCEPTANCE

Buyer and Seller agree that the production schedule referenced in Exhibit D is dependent upon Buyer's customer accepting, in a timely manner, Buyer's design concurrent with the production start-up. In the event that Buyer's customer requires design or schedule changes during the design acceptance period, Buyer shall inform Seller in writing that production has been halted or the schedule changed. Upon receipt of this information, Seller shall stop production and await further instructions from Buyer. Unless otherwise agreed to in writing, Seller shall continue to procure material at the rate required by Exhibit D, and charge Buyer a monthly inventory-carrying charge equal to one and one-half percent of the Seller's material cost of the cumulative number of undelivered CCAs affected by the production stoppage.

In the event that design changes must be initiated, these will be performed as defined in Article XXVIII.
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ARTICLE XXX - ENTIRE AGREEMENT

This contract supersedes any other contract or purchase order awarded by ViaSat to SPECTRAGRAPHICS in performance of the items referenced in Exhibits A, B, C, D and E and constitutes the entire agreement between the two parties. This contract shall not be varied in its terms or conditions by any oral agreement or representation, or otherwise, than by an instrument in writing of even or subsequent date thereto, executed by both Seller and Buyer.

The Article and Exhibit titles used herein are for convenience only and shall in no way be construed as part of this contract or as an indication of the meaning of the particular Article or Exhibit.


                                   SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this contract to be effective as of the day and year first written. This contract consists of:

    1. A Title Page

    2. A Schedule consisting of nine (9) pages including this Signature page.

    3. Exhibits A, B, C, D and E

SELLER                         BUYER
------                         -----

SPECTRAGRAPHICS, INCORPORATED.                VIASAT, INCORPORATED

BY: /s/ Joe Lynch                             BY: /s/ Gregory Monahan


TITLED: V.P. Gen. Mgr.                        TITLE:  V. P.

DATE: 10-18-95                                DATE: 10/18/95


                       *** THIS CONCLUDES THE CONTRACT ***